FOR IMMEDIATE RELEASE

INSPIREMD TO PRESENT AT INAUGURAL MARCUM MICROCAP CONFERENCE ON JUNE 20TH IN NEW YORK

Tel Aviv, Israel – June 15, 2012 – InspireMD, Inc. (OTC BB: NSPR) (the “Company” or “InspireMD”), a medical device company focusing on the development and commercialization of its proprietary stent platform technology for use in patients with Acute Myocardial Infarctions, announced today that Craig Shore, Chief Financial Officer, will present at the Marcum MicroCap Conference on June 20th in New York City. The event is hosted by Marcum LLP, one of the top ten auditors of U.S. public companies.

Presentation Details

•	Date: Wednesday, June 20, 2012
•	Time: 10:30AM
•	Location: The Hudson Suite at The Roosevelt Hotel, 45 East 45th Street, New York, NY

Presenting on behalf of InspireMD will be Craig Shore, CFO.

About the Marcum Microcap Conference

The Marcum MicroCap Conference is dedicated to introducing investors to the very best, undiscovered companies under $500 million in market capitalization.  The event is targeted at top fund managers and qualified high net worth investors who focus on small cap equities. More than 500 participants are expected this year, including institutional investors, mutual funds, hedge funds, wealth managers, and family offices. Industries featured include Life Sciences, Technology, Media & Telecom, Social Media & Internet, Consumer, Metals & Mining Industrials and Energy. The conference will also include panel discussions focused on issues that are of key interest to the financial community involved with micro and small-cap growth companies. Marcum LLP is one of the largest independent public accounting and advisory services firms in the U.S.The event is being co-hosted by CCG Investor Relations, a global investor relations consulting firm.

The conference is free to attend for qualified investors. For full event details and registration information, please click here: http://www.marcumllp.com/MicroCap

About InspireMD, Inc.

InspireMD is a medical device company focusing on the development and commercialization of its proprietary stent system technology, MGuard™. InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is listed on the OTC BB under the ticker symbol "NSPR".

Marcum MicroCap Conference                                                                                     Page 2

About MGuard™ Coronary Stent

MGuard™ combines a coronary stent merged with an embolic protection specifically designed for acute MI patients. The embolic protection is comprised of an ultra-thin polymer micron net that is integrated with the stent. The MGuard™ is designed to provide outstanding and lifelong embolic protection, without affecting deliverability. MGuard™ is CE Mark approved. Mesh-based protection is now recommended for use in the recent Guidelines of the Task force of Myocardial Revascularization of the European Society of Cardiology (ESC).

MGuard™ is currently being investigated in the multi-center international MASTER (MGuard™ for Acute ST Elevation Reperfusion) trial. This study has been designed to evaluate the MGuard™ stent compared to commercially-approved BMS or DES products in STEMI patients undergoing primary angioplasty. The trial is fully enrolled and preliminary top line results are expected in the third quarter of 2012.  Plans for a registration study in the US are also at an advanced stage.

Forward-looking Statements:

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multi-national companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Marcum MicroCap Conference                                                                                     Page 3

Investor Contact:
Michael Rice
Office Phone: (646) 597-6979
Email: mrice@lifesciadvisors.com

Corporate Contact:
Jonina Ohayon
Marketing Director
Email: jonina@inspire-md.com
OTC BB: NSPR
www.inspire-md.com

###